UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2006

CryoCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51410	33-0922667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 21, 2006, CryoCor, Inc. (the “Company”) and Dr. Gregory M. Ayers entered into a letter agreement amending the terms of the Company’s existing employment agreement with Dr. Ayers. Pursuant to the amended employment agreement, Dr. Ayers shall have duties and responsibilities in connection with the management of the Company’s medical affairs and clinical trials and will no longer serve as the Company’s Chief Executive Officer. Dr. Ayers will also continue to serve as a Class III director of the Company, to hold office until the Company’s 2008 Annual Meeting of Stockholders, or until his earlier resignation, non-election or removal by the Company’s stockholders.

The terms of the amended employment agreement provide that unless the Company and Dr. Ayers agree to extend Dr. Ayers’ amended employment agreement, the amended employment agreement will expire and Dr. Ayers’ employment will terminate on August 31, 2006. In the event that Dr. Ayers’ employment agreement is not extended, or Dr. Ayers is terminated without cause (as defined in the amended employment agreement) or resigns for good reason (as defined in the amended employment agreement), Dr. Ayers will be entitled to receive a severance payment of $450,000, payable in equal installments over twelve months, subject to delayed payment to ensure compliance with applicable tax regulations, if necessary, provided that Dr. Ayers executes a waiver and release in favor of the Company. In addition, pursuant to the amended employment agreement, if Dr. Ayers’ employment is terminated without cause by the Company or its successor, or Dr. Ayers resigns for good reason within 12 months after a change in control of the Company, Dr. Ayers is entitled to receive a severance payment of $450,000 payable in equal installments over twelve months (subject to delayed payment to ensure compliance with applicable tax regulations, if necessary) and the acceleration of vesting of all unvested shares under outstanding stock options held by Dr. Ayers, provided that Dr. Ayers executes a waiver and general release in favor of the Company. Further, the outstanding options to purchase Company common stock held by Dr. Ayers were amended to provide that in the event Dr. Ayers’ employment is terminated, whether by expiration of his employment agreement or otherwise, his outstanding options will cease vesting upon the earlier of (i) one year from the date of termination of Dr. Ayers’ employment or (ii) the date upon which Dr. Ayers’ ceases to be a member of the Company’s board of directors. A copy of the letter agreement is included as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 21, 2006, Dr. Ayers ceased serving as the Company’s Chief Executive Officer. He continues to serve as an employee of the Company with duties and responsibilities in connection with the management of the Company’s medical affairs and clinical trials, and as a member of the Company’s board of directors. In addition, on March 22, 2006, the Company announced that Dr. Edward Brennan, the Company’s President and Chief Operating Officer, was appointed as Chief Executive Officer. Dr. Brennan was also nominated by the Company’s Corporate Governance and Nominating Committee and elected by the Company’s board of directors to serve as a member of the Company’s board of directors. Dr. Brennan will serve as a Class I director, to hold office until the Company’s 2006 Annual Meeting of Stockholders. A copy of the press release announcing the foregoing is attached as Exhibit 99.1 and incorporated herein by reference.

Dr. Brennan, age 54, served as the Company’s Chief Operating Officer from January 2005 and the Company’s President from March 2005 until his appointment as the Company’s Chief Executive Officer. From January 2001 to December 2003, Dr. Brennan was Managing Director for Perennial Ventures, a venture fund focused on early-stage investing in technology companies. From January 2000 to December 2000, Dr. Brennan served as Vice President of Tredegar Investments, a venture capital investment company. Dr. Brennan was also Executive Vice President for CardioGenesis Corp., a medical device company, from June 1995 to December 1999, where he was responsible for domestic and international clinical programs, regulatory affairs, quality systems and scientific research activities. Dr. Brennan is also the Chairman of Hemosense, Inc. Dr. Brennan received a B.A. in Chemistry and Biology and a Ph.D. in Biology from the University of California, Santa Cruz.

In January 2005, in connection with his employment as Chief Operating Officer of the Company, Dr Brennan entered into an employment agreement with the Company. The employment agreement sets forth Dr. Brennan’s initial base salary of $250,000 per year, which is subject to adjustment upon annual review by the Company’s board of directors. The agreement entitles Dr. Brennan to receive medical benefits, as well as fringe benefits provided to the Company’s other senior executives, and participate in the Company’s incentive bonus program. Dr. Brennan is also entitled to earn an annual bonus contingent upon the Company’s achievement of certain milestones as set forth in his agreement. Pursuant to his agreement, if the Company terminates Dr. Brennan’s employment other than for cause, he is entitled to receive nine month’s salary and medical benefits coverage and nine month’s accelerated vesting of all of his options, provided he executes a waiver and general release in favor of the Company.

Additionally, pursuant to Dr. Brennan’s agreement, in the event of a change in control of the Company, vesting of 50% of the unvested shares of the Company’s common stock subject to each of Dr. Brennan options to purchase the Company’s common stock shall be accelerated in full. Further, if Dr. Brennan’s service with the Company or its successor terminates within 12 months of a change in control, vesting of the remaining portion of Dr. Brennan’s options shall be accelerated in full, subject to certain limitations. In each case, the acceleration of Dr. Brennan’s options is contingent upon him executing a waiver and general release in favor of the Company or its successor. A copy of Dr. Brennan’s employment agreement is included as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-123841), filed with the Securities and Exchange Commission on April 5, 2005, as amended and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Item No.

10.1	Letter Agreement between the Company and Gregory Ayers, dated March 21, 2006.

99.1	Press release of CryoCor, Inc. dated March 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoCor, Inc.

By:	/s/ Edward F. Brennan
Edward F. Brennan, Ph.D.
(President and Chief Executive Officer)

Date: March 22, 2006

INDEX TO EXHIBITS

10.1	Letter Agreement between the Company and Gregory Ayers, dated March 21, 2006.

99.1	Press release of CryoCor, Inc. dated March 22, 2006.

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